                                  Exhibit 5.1
                                  -----------



                                 May 30, 1997


MetaCreations Corporation
6303 Carpinteria Avenue
Carpinteria, CA  93013

    RE:  REGISTRATION STATEMENT ON FORM S-8
         ----------------------------------

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about June 2,1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 68,270 shares of your Common Stock reserved for issuance under Fractal Design Corporation's ("Fractal's") 1992 Assumed Ray Dream, Inc. Stock Option Plan, 836,016 shares under Fractal's 1993 Stock Option Plan, 703,446 shares under Fractal's 1995 Directors' Stock Option Plan and 1,500,000 additional shares under MetaCreations 1995 Stock Option Plan (which Plans are collectively refered to herein as the "Plans" and which shares are collectively refered to herein as the "Shares"). As legal counsel for MetaCreations Corporation, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares under the Plans.

    It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendments to it.

                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation